Exhibit 10.4

AMENDMENT NO. 3

TO THE BLACKROCK, INC.

1999 STOCK AWARD AND INCENTIVE PLAN

This Amendment No. 3 is made to the BlackRock, Inc. 1999 Stock Award and Incentive Plan (the “Incentive Plan”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Incentive Plan. This Amendment shall become effective as of March 27, 2006; provided, that paragraphs 1 and 2 below shall be subject to the approval of the stockholders of BlackRock, Inc. (the “Company”) at a meeting or meetings of stockholders to be held prior to the end of 2006, and shall not be effective if not so approved by the Company’s stockholders.

WHEREAS, the Incentive Plan currently provides that the maximum number of shares of Stock that may be issued under the Incentive Plan shall be 9,000,000 shares of Stock;

WHEREAS, the Company wishes to amend the Incentive Plan to provide that an additional 5,000,000 shares of Stock shall be made available for issuance under the Incentive Plan;

WHEREAS, the Company wishes to provide that the term of the Incentive Plan shall be extended to the date that is 10 years from the effective date of this Amendment No. 3; and

WHEREAS, the Company wishes to ensure that the per share option price for stock options granted under the Incentive Plans shall not be less than Fair Market Value (as defined in the Incentive Plan) on the date of grant; and

NOW THEREFORE, the Incentive Plan is amended, subject to stockholder approval at a meeting or meetings of stockholders to be held prior to the end of 2006, as follows:

1. The first sentence of Section 5 of the Incentive Plan is hereby amended in its entirety to read as follows:

Subject to adjustment as provided herein, 14,000,000 shares of Stock shall be reserved for the grant or settlement of Awards under the Plan.

2. The third sentence of Section 7(d) of the Incentive Plan is hereby amended in its entirety to read as follows:

Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on March 27, 2016.

3. This first sentence of Section 6(b)(i)(B) is hereby amended in its entirety to read as follows:

The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant.

4. Except as provided herein, the Incentive Plan shall remain in full force and effect.

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